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                       SEURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) - February 29, 1996

                           MELLON BANK CORPORATION
              (Exact name of registrant as specified in charter)

       Pennsylvania                 1-7410                25-1233834
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)             File Number)        Identification No.)


               One Mellon Bank Center
                 500 Grant Street
              Pittsburgh, Pennsylvania                       15258
      (Address of principal executive offices)             (Zip code)


      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENT

Mellon Bank Corporation (the "Corporation") announced that it has completed the repurchase of 8,000,000 shares of the Corporation's common stock authorized by its Board of Directors in October 1995. In addition, the Corporation's Board of Directors has authorized the repurchase of up to an additional 3.5 million shares of common stock to meet current and near-term requirements for the Corporation's stock-based benefit plans and Dividend Reinvestment and Common Stock Purchase Plan. Such repurchases will be made in open market or privately negotiated transactions from time to time and may occur during the monthly pricing period for purchases under the Corporation's Dividend Reinvestment and Common Stock Purchase Plan.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number       Description
 99          Mellon Bank Corporation Press Release, dated February 29, 1996 announcing completion of stock repurchase and new common stock repurchase program.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MELLON BANK CORPORATION


Date: March 1, 1996                 By:   Michael K. Hughey
                                        _________________________________
                                          Michael K. Hughey
                                          Corporate Controller



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                                 EXHIBIT INDEX

Number         Description                               Method of Filing
99             Press Release dated February 29, 1996     Filed herewith